UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2022 (December 14, 2022)

Fidelity National Information Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Georgia	1-16427	37-1490331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

347 Riverside Avenue Jacksonville, Florida	32202
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ Telephone Number, including Area Code: (904) 438-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FIS	New York Stock Exchange
0.125% Senior Notes due 2022	FIS22C	New York Stock Exchange
0.750% Senior Notes due 2023	FIS23A	New York Stock Exchange
1.100% Senior Notes due 2024	FIS24A	New York Stock Exchange
0.625% Senior Notes due 2025	FIS25B	New York Stock Exchange
1.500% Senior Notes due 2027	FIS27	New York Stock Exchange
1.000% Senior Notes due 2028	FIS28	New York Stock Exchange
2.250% Senior Notes due 2029	FIS29	New York Stock Exchange
2.000% Senior Notes due 2030	FIS30	New York Stock Exchange
3.360% Senior Notes due 2031	FIS31	New York Stock Exchange
2.950% Senior Notes due 2039	FIS39	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 14, 2022, Fidelity National Information Services, Inc. (“FIS” or the “Company”) entered into a Cooperation Agreement (the “Agreement”) with D. E. Shaw Oculus Portfolios, L.L.C. and D. E. Shaw Valence Portfolios, L.L.C., affiliates of D. E. Shaw & Co., L.P. (collectively, “D. E. Shaw”).

Pursuant to the Agreement, the Board of Directors of the Company (the “Board”) has appointed Mark Ernst (the “New Director”) as a member of the Board effective December 19, 2022, with an initial term expiring at the Company’s 2023 annual meeting of shareholders (the “2023 Annual Meeting”), and will nominate the New Director for election as a director of the Company at the 2023 Annual Meeting, with term expiring at the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”). The New Director will join the Compensation Committee of the Board. Under the terms of the Agreement, D. E. Shaw has agreed to abide by customary standstill restrictions (subject to certain exceptions set forth therein from the date of the Agreement until the date that is thirty (30) calendar days prior to the notice deadline under the Company’s Fifth Amended and Restated Bylaws for the nomination by shareholders of non-proxy access director candidates for election to the Board at the 2024 Annual Meeting (such period, the “Cooperation Period”). Such standstill restrictions are as set forth in the Agreement.

Under the Agreement, D. E. Shaw has also agreed to the voting commitments set forth in the Agreement, with D. E. Shaw able to vote in its sole discretion on any proposal with respect to an extraordinary transaction (as defined in the Agreement).

The foregoing description is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Director Appointments

Pursuant to the Cooperation Agreement, effective December 19, 2022, the New Director was appointed to the Board, with an initial term expiring at the 2023 Annual Meeting. The Board has affirmatively determined that the New Director is “independent” under the rules of the New York Stock Exchange and the rules and regulations of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The New Director will receive compensation consistent with that received by the Company’s other non-employee directors, as described in the Company’s proxy statement on Schedule 14A for the 2022 Annual Meeting, as filed with the U.S. Securities and Exchange Commission on April 15, 2022, and as revised on May 16, 2022 (the “2022 Proxy Statement”), provided that the initial award of restricted stock units granted to the New Director will be prorated based on the number of days remaining until the 2023 annual meeting of shareholders of the Company.

The New Director will serve on the Compensation Committee of the Board. There are no arrangements or understandings between the New Director and any other person pursuant to which the New Director was appointed as a director other than with respect to the matters referred to in Item 1.01. At this time, there are no transactions in which any of the New Director has or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

Departure of the Chief Executive Officer and Chairman of the Board

On December 15, 2022, the Company announced that Gary A. Norcross will depart as Chief Executive Officer of the Company, as Chairman of the Board, as a member of Board and as a member of the Executive Committee of the Board, effective December 16, 2022. The Board has determined to implement an independent Board Chairman structure instead of appointing Mr. Norcross as Executive Chairman on January 1, 2023, as contemplated by his amended and restated employment agreement with the Company, dated October 17, 2022. As a result, Mr. Norcross would have been entitled to resign his employment with the Company for good reason under his employment agreement. In order to ensure a smooth transition, the Company and Mr. Norcross entered into a separation agreement pursuant to which Mr. Norcross agreed to resign from all of his positions with the Company and its affiliates, effective December 16, 2022, to re-affirm his existing restrictive covenants with the Company that survive his termination of employment and commit to certain new restrictive covenants concerning return of property and nondisparagement, to provide post-separation cooperation (including transition support) and to execute a release of claims in favor of the Company and its affiliates (including a waiver of any claims to the restricted stock unit award that was to be granted to him in 2022 in connection with his transition to Executive Chairman). In consideration for the foregoing agreements, Mr. Norcross will receive separation benefits generally consistent with those contemplated by his existing employment agreement upon a resignation for good reason, as described in the 2022 Proxy Statement, as well as continued administrative support until December 31, 2024 and, in response to certain threats made against Mr. Norcross, continued security monitoring and security until December 31, 2023.

Appointment of New Chief Executive Officer and Independent Chairman of the Board

On December 15, 2022, the Company announced that Stephanie L. Ferris, President and incoming Chief Executive Officer of the Company, and a member of the Board, has been appointed as Chief Executive Officer of the Company effective December 16, 2022. The information set forth under Item 5.02 of the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on February 8, 2022, is incorporated by reference in its entirety herein. None of the entities where Ms. Ferris carried out her principal occupations or employment during the past five (5) years was an affiliate of the Company; Ms. Ferris served as Chief Financial Officer of Worldpay, Inc. prior to the effective time of its acquisition by the Company on July 31, 2019. Ms. Ferris has served as President of the Company since February 8, 2022. On October 18, 2022, the Company announced that Ms. Ferris was appointed to the Board, effective October 18, 2022, and was selected as incoming Chief Executive Officer to succeed Mr. Norcross. The information set forth in paragraphs three through six under Item 5.02 of the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on October 19, 2022, is incorporated by reference in its entirety herein, except that Ms. Ferris’s appointment as Chief Executive Officer and the effective date of her amended and restated employment agreement providing for her appointment as Chief Executive Officer, are amended to be December 16, 2022.

Also on December 15, 2022, the Company announced that Jeffrey A. Goldstein, Lead Independent Director of the Company and a member of the Board, has been appointed as Independent Chairman of the Board effective December 16, 2022.

Item 7.01.	Regulation FD Disclosure.

On December 15 2022, the Company issued a press release announcing the Company’s entry into the Cooperation Agreement and related matters described in Item 1.01 and Item 5.02, as well as a press release announcing the Company’s leadership transition and related matters described in Item 5.02. A copy of each press release is attached as Exhibit 99.1 and Exhibit 99.2, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Cooperation Agreement, dated as of December 14, 2022, by and among the Company and D. E. Shaw.

99.1	Press release issued by the Company on December 15, 2022 announcing comprehensive assessment.

99.2	Press release issued by the Company on December 15, 2022 announcing leadership transition.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2022	Fidelity National Information Services, Inc.
(Registrant)

	By:	/s/ Chip Keller
	Name:	Chip Keller
	Title:	Senior Vice President, Senior Deputy General Counsel and Corporate Secretary